Prudential Asset Resources 2100 Ross Avenue, Suite 2500 Dallas, TX 75201 Tel 214-777-4500 Fax 214-777-4556

Annual Compliance Statement

To: (see attached Distribution List)

Re:      Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a Master Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of May 1, 2007 pertaining to the above-referenced certificates, that:

(i)	a review of the activities of the Company as a Master Servicer under the Agreement during the period from May 1, 2007 to December 31, 2007 and its performance has been made under my supervision; and

(ii)	to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations, as a Master Servicer, under the Agreement in all material respects throughout such period.

Effective Date of Certification: March 17, 2008

/s/ Catherine J. Rodewald
Catherine J. Rodenwald, President & CEO